Exhibit 32.1

Certification of the Principal Executive Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Philip Kaplan, Co-Chief Executive Officer of Artemis Strategic Investment Corporation (the “Company”), hereby certify, that, to my knowledge:

1.

the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: January 28, 2022	/s/ Philip Kaplan
Philip Kaplan
Co-Chief Executive Officer
(Principal Executive Officer)